                                                                    Exhibit 99.1
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-Q of Lincoln Electric Holdings, Inc. (the "Company") for the three months ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.


Date:  August 12, 2002
                                         /s/ Anthony A. Massaro
                                         ---------------------------------------
                                         Anthony A. Massaro
                                         Chairman, President and Chief Executive
                                         Officer


                                         /s/ H. Jay Elliott
                                         ---------------------------------------
                                         H. Jay Elliott
                                         Senior Vice President, Chief Financial
                                         Officer and Treasurer



         The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.